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                                                                Exhibit 10.8

                              AMENDED AND RESTATED
                 ROHN INDUSTRIES, INC. 1994 NONEMPLOYEE DIRECTOR
                              STOCK OWNERSHIP PLAN
                       (As Amended Through March 27, 2000)

                         ARTICLE I - PURPOSE OF THE PLAN

     The purpose of the Amended and Restated ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan (formerly known as the URN
Industries, Inc., 1994 Nonemployee Director Stock Ownership Plan) is to further the growth, development, and financial success of the Corporation by strengthening the Corporation's ability to attract and retain the services of experienced and knowledgeable Nonemployee Directors by enabling them to participate in the Corporation's growth and by linking the personal interests of Nonemployee Directors to those of the Corporation's shareholders.


                        ARTICLE II - CERTAIN DEFINITIONS

Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "AWARD" means the crediting of Stock Units to a Participant's Stock Unit Account under the Plan.

     2.2  "BOARD" means the board of directors of ROHN Industries, Inc.

     2.3 "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

     (a) The acquisition, by a person or group of persons acting in concert, of a beneficial ownership interest in the Corporation, resulting in the total beneficial ownership of such person or group of persons equaling or exceeding 50% of the outstanding Shares and warrants of the Corporation; provided, however, that no such person or group of persons shall be deemed to beneficially own (i) any Shares or warrants acquired directly from the Corporation or (ii) any Shares or warrants held by the Corporation or any of its subsidiaries or any employee benefit plan (or any related trust) of the Corporation or its subsidiaries. The Change in Control shall be deemed to occur on the date the beneficial ownership of the acquiring person or group of persons first equals or exceeds 50% of the outstanding Shares and warrants of the Corporation.

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     (b)  A change, within any period of twenty-four (24) months or less, in the composition of the Board such that at the end of such period a majority of the directors who are then serving were not serving at the beginning of such period, unless at the end of such period the majority of the directors in office were nominated upon the recommendation of a majority of the Board at the beginning of such period. The Change in Control shall be deemed to occur on the date the last director necessary to result in a Change in Control takes office or resigns from office, as applicable.

     (c) Approval by securityholders of the Corporation of a merger, consolidation or other reorganization having substantially the same effect, or the sale of all or substantially all the consolidated assets of the Corporation in each case, with respect to which the person or group of persons who were the respective beneficial owners of the Shares or warrants immediately prior to such event do not, following such event, beneficially own, directly or indirectly, more than 50% of the then outstanding voting securities of the corporation resulting from such event or the Corporation purchasing or receiving assets pursuant to such event. The Change in Control shall be deemed to occur on the date on which the transaction is approved by the Corporation's securityholders.

     2.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5  "CORPORATION" means ROHN Industries, Inc.

     2.6  "DISABILITY" means total disability within the meaning of
Section 22(e)(3) of the Code.

     2.7 "EMPLOYEE" means any full time worker, paid hourly or by salary, in the employment of the Corporation or any of its subsidiaries.

     2.8  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.9 "FAIR MARKET VALUE" means on any date the average of the average of the highest and lowest sales prices of Shares on the National Association of Securities Dealers, Inc.'s Automated Quotation/National Market System ("NASDAQ/NMS") (or if Shares are not then traded on the NASDAQ/NMS, on the principal market where Shares are actively traded) (as reported in THE WALL STREET JOURNAL, Midwest Edition) on each of the five trading days immediately preceding such date.

     2.10 "NONEMPLOYEE DIRECTOR" means any individual who is a member of the Board, but who is not otherwise an Employee of the Corporation.


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     2.11 "PARTICIPANT" means a Nonemployee Director who has received an Award under the Plan.

     2.12 "PLAN" means the ROHN Industries, Inc. 1994 Nonemployee Director Stock Ownership Plan, as amended from time to time.

     2.13 "STOCK UNITS" means units credited to a Participant's Stock Unit Account pursuant to Article V hereof.

     2.14 "STOCK UNIT ACCOUNT" mean a memorandum account established on the books of the Corporation on behalf of a Participant to which is credited a number of Stock Units pursuant to Article V hereof.

     2.15 "SHARE" means a share of common stock of the Corporation.

     2.16 "SHARE DELIVERY DATE" means the date which is the earlier of (a) the termination of a Participant's service as a director, other than for cause, or
(b) a Change of Control.


                          ARTICLE III - ADMINISTRATION

     3.1 ADMINISTRATION OF PLAN. The Plan shall be administered by the Board, subject to the restrictions set forth in the Plan.

     3.2 AUTHORITY OF THE BOARD. The Board shall have the full power, discretion, and authority to interpret and administer the Plan in a manner which is consistent with the Plan's provisions.

     3.3 EFFECT OF BOARD DETERMINATIONS. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive, and binding on all persons, including the Corporation, its shareholders, Employees, Participants and their estates and beneficiaries.


             ARTICLE IV - STOCK UNITS AND SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided herein, the total number of Shares available for issuance under the Plan may not exceed 200,000. If any Stock Units or Shares Awarded under the Plan shall be forfeited, such


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Shares or the Shares underlying such Stock Units shall again become available for future Awards under the Plan.

     4.2 CAPITAL ADJUSTMENTS. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock split, stock dividend, split up, share combination, or other change in the corporate structure of the Corporation affecting the Shares, the Board may make appropriate adjustments to
(a) outstanding Awards to prevent dilution or enlargement of rights, and (b) the number of Shares available for Awards under the Plan.


                         ARTICLE V - STOCK UNITS AWARDS

     5.1 CREDITING OF STOCK UNITS. Each Nonemployee Director shall have the right to elect to receive in lieu of all or a portion of his or her annual retainer and/or meeting fees otherwise payable in cash, a number of Stock Units which shall be credited to his or her Stock Unit Account on the date or dates that such annual retainer and/or meeting fees would otherwise be paid in cash. The number of Stock Units so credited shall be determined by dividing the amount of the retainer or fee otherwise paid in cash on such date by the Fair Market Value of a Share on such date. Each Stock Unit shall represent the right to receive one Share upon the Share Delivery Date. An election made under this
Section 5.1 to receive Stock Units or to revoke a previously made election to receive Stock Units must be made in writing and filed with the Secretary of the Corporation prior to November 30 to be effective with respect to a retainer or fees payable in the following calendar year; PROVIDED, HOWEVER, that an election in respect of the retainer and meeting fees payable during the period beginning on or after May 8, 2000 and ending December 31, 2000 must be filed with the Secretary of the Corporation prior to April 8, 2000. An election made under this Section shall remain in effect from year to year until a new election is made in accordance with this Section 5.1 and shall otherwise be irrevocable.

     5.2  DIVIDEND EQUIVALENTS. In the event of a dividend paid with respect to
Shares:

     (a) in the case of a cash dividend, or a dividend of stock of the Corporation (other than Shares) or other property, each Participant shall receive from the Corporation an amount of such cash, stock or property, as the case may be, as if such Participant held a number of Shares equal to the number of Stock Units credited to such Participant's Stock Unit Account on the record date for the payment of such dividend;

     (b) in the case of a dividend consisting of Shares, each Participant's Stock Unit Account will be credited with a number of Stock


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Units equal to the number of Stock Units in such account immediately prior to such dividend multiplied by the number of Shares paid as a dividend per Share.

     5.3 VESTING. Participants shall be fully (100%) vested in their Stock Unit Accounts at all times.

                   ARTICLE VI - PAYMENT OF STOCK UNIT ACCOUNT

     6.1 SHARE DELIVERY DATE. Upon the Share Delivery Date, one or more certificates representing a number of Shares equal to the number of Stock Units credited to the Participant's Stock Unit Account, including any Stock Units credited as a result of dividend equivalents, (rounded to the nearest whole number) shall be delivered to such Participant, or in the case of the Participant's death or Disability, to the Participant's personal representative or to the person to whom such Shares are transferred by will or by the applicable laws of descent and distribution.

     6.2 TERMINATION FOR CAUSE. In the event a Participant's service as a Nonemployee Director is terminated on account of (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation, or conversion of assets or opportunities of the Corporation, all Stock Units awarded to such Participant prior to the date of termination shall be immediately forfeited.


              ARTICLE VII - AMENDMENT, MODIFICATION AND TERMINATION

     7.1 AMENDMENT, MODIFICATION AND TERMINATION. Subject to the terms set forth in this Section 7.1, the Board may terminate, amend, or modify the Plan at any time and from time to time. The Plan shall terminate when all of the Shares subject to it have been awarded according to the provisions of the Plan.

     Without the approval of the voting securityholders of the Corporation as may be required by the Code, by the rules of Section 16 of the Exchange Act, by any national securities exchange or system on which the Shares are then listed or reported, or by a regulatory body having jurisdiction with respect hereto, no such termination, amendment or modification may:

     (a) Materially increase the total number of Shares which may be available for grants of Awards under the Plan, except as provided in Section 4.2 herein;

     (b) Materially modify the requirements with respect to eligibility to participate in the Plan; or


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     (c)  Materially increase the benefits accruing to Nonemployee Directors under the Plan.

     7.2 AWARDS PREVIOUSLY GRANTED. Unless required by law, no termination, amendment or modification of the Plan shall materially affect, in an adverse manner, any Award previously granted under the Plan, without the consent of the Participant to whom the Award was made.


                          ARTICLE VIII - MISCELLANEOUS


     8.1 NO RIGHTS OF A SHAREHOLDER. Participants shall have none of the rights of shareholders of the Corporation with respect to any Stock Unit.

     8.2 NO RIGHT OF NOMINATION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Participant for reelection by the Corporation's securityholders.

     8.3 NONASSIGNABILITY. The right to receive benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered or subjected to any garnishment, charge or legal process.

     8.4 UNSECURED GENERAL CREDITOR. Participants shall have no legal or equitable rights, interest or claims in any property or assets of the Corporation. For purposes of the payment of benefits under the Plan, any and all of the Corporation's assets shall be, and remain, the general, unpledged unrestricted assets of the Corporation. The Corporation's obligations under the Plan shall be merely that of an unfunded and unsecured promise to make payments in the future.

     8.5 REQUIREMENTS OF LAW. The granting of Awards under the Plan and the issuance of stock certificates shall be subject to all applicable laws, rules, and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

     8.6 EFFECTIVE DATE. The Amended and Restated Plan is effective as of March 27, 2000.


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